Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Benson Hill, Inc. 2022 Employee Stock Purchase Plan, of our report dated March 28, 2022, with respect to the consolidated financial statements and schedule of Benson Hill, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
St. Louis, Missouri
July 21, 2022